EXHIBIT 10.2

[EXCEL MARITIME CARRIERS LTD. LETTERHEAD]

[                                         ]

Oceanaut, Inc.

17th Km National Road Athens-Lamia & Finikos Street

145 64 Nea Kifisia

Athens, Greece

Citigroup Global Markets Inc.

390 Greenwich Street

New York, NY 10013

Maxim Group LLC

405 Lexington Avenue

New York, NY 10174

Re: Initial Public Offering

Ladies and Gentlemen:

The undersigned shareholder of Oceanaut, Inc., a Marshall Islands corporation (the “Company”), in consideration of Citigroup Global Markets Inc. and Maxim Group LLC (the “Underwriters”) agreeing to underwrite an initial public offering (“IPO”) of the Company’s units (“Units”), each comprised of one share of the Company’s common stock, par value $.0001 per share (“Common Stock”), and one warrant exercisable for one share of Common Stock (“Warrant”), hereby agrees as follows (certain capitalized terms used herein are defined in Schedule 1 hereto):

1. If the Company solicits approval of its shareholders of a Business Combination, the undersigned shall vote (i) all Founder Shares owned by such person in accordance with the majority of the votes cast by the holders of the IPO Shares and (ii) any shares of Common Stock acquired in the IPO, in the Private Placement or following the IPO in favor of the Business Combination.

2. If a Transaction Failure occurs, the undersigned shall take all reasonable actions within such person’s power to cause (i) the Trust Account to be liquidated and distributed to the holders of the IPO Shares (and to the undersigned and its permitted assignees with respect to 625,000 shares of Common Stock included in the Insider Units) as soon as reasonably practicable and, in any event, no later than the Termination Date, and (ii) the Company to dissolve and liquidate as soon as practicable, including, without limitation, by voting all of the shares of Common Stock owned by the undersigned in favor of the Company’s dissolution and liquidation. The undersigned hereby waives any and all right, title, interest or claim of any kind in or to any liquidating distributions by the Company (except as to 625,000 shares of Common Stock included in the Insider Units) and hereby further waives any claim the undersigned may have in the future as a result of, or arising out of, any contracts or agreements with the Company (except as to any contracts or agreements relating to the undersigned’s investment in 625,000 shares of Common Stock included in the Insider Units) and agrees to not seek recourse against the Trust Account for any reason whatsoever (except as to any liquidation distributions to which the undersigned and its permitted assignees are entitled with respect to 625,000 shares of Common Stock included in the Insider Units). The undersigned hereby agrees that the Company shall be entitled to a reimbursement from the undersigned for any distribution of the Trust Account received by the undersigned in respect of its Founder Shares and 500,000 shares of Common Stock included in the Insider Units.

3. The undersigned and each controlling person of the undersigned (each, a “Control Person”) (i) waives any and all right, title, interest or claim of any kind in or to any liquidating distributions by the Company, including, without limitation, any distribution of the assets from the Trust Account as a result of such liquidation with respect to its Founder Shares and 500,000 shares of Common Stock included in the Insider Units (“Claim”), (ii) waives any Claim the undersigned and Controlling Person may have in the future as a result of, or arising out of, any contracts or agreements with the Company, except as, and to the extent, an agreement is otherwise disclosed in the Registration Statement and (iii) will not seek recourse against the Trust Account for any reason whatsoever.

4. The undersigned hereby (i) agrees that the Company shall be entitled to reimbursement from the undersigned for any distribution of the Trust Account received by the undersigned in respect of its Founder Shares or 500,000 shares of Common Stock included in the Insider Units; (ii) agrees to indemnify and hold harmless the Company against any and all loss, liability, claims, damage and expense whatsoever (including, but not limited to, any and all legal or other expenses reasonably incurred in investigating, preparing or defending against any litigation, whether pending or threatened, or any claim whatsoever) to which the Company may become subject, but only in the event of a dissolution and liquidation of the Company and to the extent (i) of any such claims made against the Trust Account by third parties who have not executed a valid and enforceable waiver of any rights or claims to the Trust Account and (ii) the payment of any such claim actually reduces the amount of funds held in the Trust Account; and (iii) agrees to pay for all costs and expenses related to the Company’s dissolution and liquidation, in an amount not to exceed $75,000, in the event that the Company does not have sufficient funds outside of the Trust Account to pay for such costs and expenses.

5. The undersigned agrees that, commencing on the Effective Date and extending until the earlier to occur of the closing of a Business Combination by the Company or a liquidation of the Company, the undersigned shall not form, invest in or become affiliated with a blank check or blind pool company (other than the Company) operating in or intended to acquire a business in the shipping industry. The undersigned hereby agrees and acknowledges that (i) each of the Underwriters and the Company would be irreparably injured in the event of a breach by the undersigned of any of his or her obligations under this paragraph 5; (ii) monetary damages would not be an adequate remedy for any such breach; and (iii) the non-breaching party shall be entitled to injunctive relief, in addition to any other remedy such party may have, in the event of such breach.

6. The undersigned hereby waives its right to exercise conversion rights with respect to any shares of the Company’s Common Stock owned or to be owned by the undersigned, directly or indirectly, and agrees that it will not seek conversion with respect to such shares in connection with any vote to approve a Business Combination.

7. The undersigned hereby agrees not to propose, or vote in favor of, an amendment to the Company’s Articles of Incorporation to extend the period of time in which the Company must consummate a Business Combination prior to its liquidation. Should such a proposal be put before shareholders other than through actions by the undersigned, the undersigned hereby agrees to vote against such proposal. This paragraph may not be modified or amended under any circumstances.

8. None of the undersigned, any Control Person or any affiliate of the undersigned will be entitled to receive and will not accept any compensation for services rendered to the Company prior to, or in connection with, the consummation of the Business Combination, except as may be disclosed in the Registration Statement.

9. The undersigned shall be entitled to reimbursement from the Company for its reasonable out-of-pocket expenses incurred in connection with seeking and consummating a Business Combination;

provided, that such reimbursements have been approved by the Company’s audit committee (which shall be comprised solely of independent directors).

10. The undersigned acknowledges and agrees that the Company will not consummate any Business Combination which involves the undersigned, a company that is affiliated with the undersigned or any of the Insiders or their affiliates.

11. None of the undersigned, any Control Person or any affiliate of the undersigned will be entitled to receive or accept a finder’s fee or any other compensation in the event the undersigned or any affiliate of the undersigned originates a Business Combination.

12. The undersigned will escrow its Founder Shares, as specified in the Stock Escrow Agreement, which the Company will enter into with the undersigned and an escrow agent acceptable to the Company for the period commencing on the Effective Date and ending on the earlier of (i) the first anniversary of the Business Combination Date or (ii) the date on which the Company gives the escrow agent notice that the Company is being liquidated, at which time the escrow agent will destroy the shares.

13. The undersigned’s questionnaire furnished to the Underwriters and annexed hereto as Exhibit A is true and accurate in all respects.

14. The undersigned represents and warrants that:

(a)	Neither the undersigned nor any of and its Control Persons are subject to or a respondent in any legal action, injunction or cease-and-desist order for, or any order or stipulation to desist or refrain from any act or practice relating to the offering of securities in any jurisdiction;

(b)	The undersigned has the requisite corporate authority to enter into and consummate the transactions contemplated hereunder, and the execution and delivery of this letter agreement has been duly authorized by all necessary action on the part of the undersigned and no further consent or action is required by the undersigned;

(c)	This letter agreement has been (or upon delivery will be) duly executed by the undersigned and is or, when delivered in accordance with the terms hereof, will constitute, the valid and binding obligation of the undersigned enforceable against the undersigned in accordance with its terms, except as may be limited by (i) applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors rights generally, and (ii) the effect of rules of law governing the availability of specific performance and other equitable remedies;

(d)	The execution, delivery and performance of this letter agreement and the consummation by the undersigned of the transactions contemplated hereby do not, and will not, conflict with or violate any provision of the undersigned’s articles of incorporation, bylaws or other organizational or charter documents;

(e)	Neither the undersigned nor any of its Control Persons have been suspended or expelled from membership in any securities or commodities exchange or association or had a securities or commodities license or registration denied, suspended or revoked; and

(f)	No Control Person has been convicted of or pleaded guilty to any crime (i) involving any fraud, (ii) relating to any financial transaction or handling of funds of another person, or (iii) pertaining to any dealings in any securities and he or she is not currently a defendant in any such criminal proceedings.

15. The undersigned acknowledges and understands that, in proceeding with the IPO, the Underwriters and the Company will rely upon the agreements, representations and warranties set forth herein. Nothing contained herein shall be deemed to render the Underwriters a representative of, or a fiduciary with respect to, the Company, its shareholders, or any creditor or vendor of the Company with respect to the subject matter hereof.

16. This letter agreement shall be binding on the undersigned and the undersigned’s assigns.

17. This letter agreement shall be governed by and interpreted and construed in accordance with the laws of the State of New York. The undersigned hereby agrees that any action, proceeding or claim against the undersigned arising out of or relating in any way to this Agreement shall be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. The undersigned hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum. The Company hereby appoints, without power of revocation, Mintz, Levin, Cohn, Ferris, Glovsky & Popeo, P.C, with an office at 666 Third Avenue, New York, New York, 10017, Attention of Kenneth R. Koch, Esq., as its agent to accept and acknowledge on its behalf service of any and all process which may be served in any action, proceeding or counterclaim in any way relating to or arising out of this letter agreement.

18. No term or provision of this letter agreement may be amended, changed, waived, altered or modified except by written instrument executed and delivered by the party against whom such amendment, change, waiver, alteration or modification is to be enforced.

(The remainder of this page intentionally left blank. Signature pages to follow.)

EXCEL MARITIME CARRIERS LTD.

By:
Name: Christopher Georgakis
Title: Chief Executive Officer and President:

ACCEPTED AND AGREED: CITIGROUP GLOBAL MARKETS INC.

By:

Name: Title:

ACCEPTED AND AGREED: MAXIM GROUP LLC

By:

Name: Title:

ACCEPTED AND AGREED: OCEANAUT, INC.

By:

Name: Christopher Georgakis Title: Chief Executive Officer and President

SCHEDULE 1

SUPPLEMENTAL COMMON DEFINITIONS

Unless the context shall otherwise require, the following terms shall have the following respective meanings for all purposes, and the following definitions are equally applicable to both the singular and the plural forms of the terms defined.

“Business Combination” shall mean the acquisition by the Company, whether by merger, capital stock exchange, asset acquisition, stock purchase or other similar business combination, of one or more vessels or operating businesses in the shipping industry, having, collectively, a fair market value equal to at least 80% of the Company’s net assets at the time of such merger, capital stock exchange, asset acquisition, stock purchase or other similar business combination.

“Business Combination Date” shall mean the date upon which a Business Combination is consummated.

“Effective Date” shall mean the date upon which the Registration Statement is declared effective under the U.S. Securities Act of 1933, as amended, by the SEC.

“Founder Shares” shall mean all shares of Common Stock of the Company owned by an Insider immediately prior to the Company’s IPO and the Private Placement. For the avoidance of doubt, Insider Shares shall not include any shares of Common Stock included in the Insider Units or any IPO Shares purchased by Insiders in connection with or subsequent to the Company’s IPO.

“Insiders” shall mean all of the officers, directors and shareholders of the Company immediately prior to the Company’s IPO.

“Insider Units” shall mean the units to be purchased in the Private Placement to occur no less than one business day prior to the IPO.

“IPO Shares” shall mean all shares of Common Stock issued by the Company in its IPO, whether or not such shares were issued to an Insider or otherwise.

“Private Placement” shall mean the private placement to occur no less than one business day prior to the Company’s IPO.

“Prospectus” shall mean the final prospectus filed pursuant to Rule 424(b) under the U.S. Securities Act of 1933, as amended, and included in the Registration Statement.

“Public Shareholders” shall mean holders of common stock sold as part of the IPO or in the aftermarket, including Insiders who purchase those shares in the IPO or aftermarket.

“Registration Statement” shall mean the registration statement filed by the Company on Form F-1 with the SEC, and any amendment or supplement thereto, in connection with the Company’s IPO.

“SEC” shall mean the United Stated Securities and Exchange Commission.

“Termination Date” shall mean the date that is 60 calendar days immediately following the Transaction Failure Date.

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“Transaction Failure Date” shall mean the 18-month anniversary of the closing of the IPO (or the 24-month anniversary of the closing of the IPO, if a letter of intent, agreement in principle or definitive agreement has been executed within 18 months after the closing of the IPO and the Business Combination relating thereto has not yet been consummated within such 18-month period).

“Trust Account” shall mean that certain trust account established with Continental Stock Transfer & Trust Company, as trustee, and in which the Company deposited proceeds from the IPO and the Private Placement in the amount specified in the Investment Management Trust Agreement, dated as of the date hereof between the Company and Continental Stock Transfer & Trust Company.

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EXHIBIT A

COMPLETED QUESTIONNAIRE